                                                                    EXHIBIT 99.2


                                  NUVELO, INC.
                        PRO FORMA FINANCIAL INFORMATION

      On January 31, 2003, Hyseq, Inc. and Variagenics. Inc. completed their previously announced merger pursuant to the Agreement and Plan of Merger, dated as of November 9, 2002, by and among Hyseq, Vertical Merger Corp., a wholly-owned subsidiary of Hyseq, and Variagenics. Vertical Merger Corp. was merged with and into Variagenics, with Variagenics surviving the merger as a wholly owned-subsidiary of Hyseq As a result of the merger, Variagenics shareholders received 1.6451 shares of Hyseq common stock in exchange for each Variagenics share for a total of approximately 39.8 million Hyseq shares, at an approximate purchase price of $48.6 million net of estimated transaction costs of $3.8 million. Promptly thereafter, Variagenics was merged upstream into Hyseq with Hyseq as the surviving entity. In connection with the upstream merger, Hyseq changed its name to Nuvelo, Inc.

      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition. The company is in the process of evaluating the value of the property and equipment; thus, the allocation for the purchase price is subject to refinement.

                                                            At January 31, 2003
                                                          ----------------------
                                                          (dollars in thousands)
Assets:
   Cash, cash equivalents and short term investments            $  50,867
   Restricted cash                                                    750
   Other current assets                                               846
   Property and equipment                                           5,365
   Intangible assets                                                  300
   Capitalized merger costs                                         2,153
   Total assets acquired                                           60,282
Liabilities:
   Accounts payable and accrued liabilities                        (2,537)
   Capital lease obligations                                       (3,146)
   Total liabilities assumed                                       (5,683)
                                                                ---------
Net assets acquired                                             $  54,599
                                                                =========

      The fair value of the net assets acquired of $54.6 million exceeded the purchase price of $52.4 million resulting in negative goodwill that has been allocated between property and equipment, $2.1 million and intangible assets, $0.1 million.

      The pro forma condensed combining statements of operations are presented to illustrate the effects of the merger on the historical operating results of Hyseq and Variagenics. The unaudited pro forma condensed combining statements of operations for the year ended December 31, 2002 and for the three months ended March 31, 2003 give effect to the merger as if it had occurred on January 1, 2002.

      The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2002, has been derived from, and should be read in conjunction with, the historical audited consolidated statement of operations, including the notes thereto, of each of Hyseq and Variagenics. For Hyseq, those financial statements are included in Nuvelo's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated herein by reference. For Variagenics, the statement of operations are included in Exhibit 99.1 to Nuvelo's Current Report on Form 8-K/A to which this Exhibit 99.2 relates.

      The unaudited pro forma condensed combining statement of operations for the three months ended March 31, 2003, has been derived from, and should be read in conjunction with, the historical consolidated statement of operations, including the notes thereto, of Nuvelo. Those financial statements are included in Nuvelo's Quarterly Report on Form 10-Q for the period ended March 31, 2003, which is incorporated herein by reference. The Quarterly Report reflects the balance sheet and statement of operations for the combined companies as of February 1, 2003. For Variagenics, the statement of operations are unreported elsewhere and include the statement of operations for the month ended January 31, 2003.

      The pro forma condensed combining statements of operations are presented for informational purposes and are not necessarily indicative of the results of operations of Nuvelo that would have occurred had the merger been consummated as of the dates indicated. In addition, the proforma consolidated condensed financial statements are not necessarily indicative of the future operating results of Nuvelo. Pursuant to Rule 11-02(c)(1) of Regulation S-X, no pro forma condensed combining balance sheet is required to be presented.


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
    PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS FOR THE YEAR ENDED
                               DECEMBER 31, 2002

                     (In thousands, except per share data)
                                  (unaudited)

                                                           HISTORICAL                                PRO FORMA
                                               -----------------------------------     -------------------------------------
                                                  HYSEQ (A)        VARIAGENICS (B)     ADJUSTMENTS (C)          COMBINED
                                               ---------------     ---------------     ---------------      ----------------
Revenues:
   Product sales                                             -                 450                   -                   450
   Contract revenues                                    26,433                 980                   -                27,413
                                               ---------------     ---------------     ---------------      ----------------
      Total revenues                                    26,433               1,430                   -                27,863
Operating expenses:
   Cost of product sales                                     -                 236                                       236
   Research and development                             50,157              21,058                (717)               70,498
   General and administrative                           18,144              11,806                 (71)               29,879
   Restructuring                                         2,067               3,228                                     5,295
                                               ---------------     ---------------     ---------------      ----------------
      Total operating expenses                          70,368              36,328                (788)              105,908
Loss from operations                                   (43,935)            (34,898)                788               (78,045)
Other income (expense):
   Interest income                                          87               1,471                   -                 1,558
   Interest expense                                     (1,242)               (336)                  -                (1,578)
                                               ---------------     ---------------     ---------------      ----------------
      Total other income (expense)                      (1,155)              1,135                   -                   (20)
Loss before minority interest                          (45,090)            (33,763)                788               (78,065)
Loss attributable to minority interest                     112                   -                   -                   112
                                               ---------------     ---------------     ---------------      ----------------
Net loss                                               (44,978)            (33,763)                788               (77,953)
                                               ===============     ===============     ===============      ================
Loss per share, basic and diluted:             $         (2.08)    $         (1.42)    $             -      $          (1.28)
Shares used in calculation of loss per share:           21,661              23,798                   -                60,811

(a) Reflects the historical operating results of Hyseq, now Nuvelo, for the year ended December 31, 2002
(b) Reflects the historical operating results of Variagenics for the year ended December 31, 2002
(c) Pro forma adjustments to record the effect of the merger for the year ended December 31, 2002:
      - reduction of Variagenics' historical depreciation expense associated with the carrying value of the long-term assets that were reduced due to the estimated fair value of the acquired net assets exceeding the purchase price.


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
PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2003

                     (In thousands, except per share data)
                                  (Unaudited)

                                                           HISTORICAL                            PRO FORMA
                                                ---------------------------------   ----------------------------------
                                                   NUVELO (A)     VARIAGENICS (B)   ADJUSTMENTS (C)       COMBINED
                                                ---------------   ---------------   ---------------   ----------------
Revenues:
   Product sales                                              -                 -                 -                  -
   Contract revenues                                      1,283                39                 -              1,322
                                                ---------------   ---------------   ---------------   ----------------
       Total revenues                                     1,283                39                 -              1,322
Operating expenses:
   Cost of product sales                                      -                 -                                    -
   Research and development                              10,803             1,143               (55)            11,891
   General and administrative                             3,891             2,953            (2,158)             4,686
   Restructuring                                              -                 -                 -                  -
                                                ---------------   ---------------   ---------------   ----------------
       Total operating expenses                          14,694             4,096            (2,213)            16,577
Loss from operations                                    (13,411)           (4,057)            2,213            (15,255)
Other income (expense):
   Interest income                                           49               106                 -                255
   Interest expense                                        (361)              (56)                -               (417)
   Gain (loss) on sale of fixed assets                       40                 -                 -                 40
                                                ---------------   ---------------   ---------------   ----------------
       Total other income (expense)                        (172)               50                 -               (122)
Loss before minority interest                           (13,583)           (4,007)            2,213            (15,377)
Loss attributable to minority interest                        -                 -                                    -
                                                ---------------   ---------------   ---------------   ----------------
Net loss                                                (13,583)           (4,007)            2,213            (15,377)
                                                ===============   ===============   ===============   ================
Loss per share, basic and diluted:              $         (0.27)  $         (0.17)                -   $          (0.24)
Shares used in calculation of loss per share:            49,636            24,184                 -             62,897

(a) Reflects the historical operating results of Nuvelo, for the three months ended March 31, 2003, including the results of Variagenics from the date of acquisition
(b) Reflects the historical operating results of Variagenics for the month ended January 31, 2003 only
(c) Pro forma adjustments to record the effect of the merger for the three months ended March 31, 2003:
      - reduction of Variagenics' historical depreciation expense associated with the carrying value of the long-term assets that were reduced due to estimated fair value of the acquired net assets exceeding the purchase price, and Variagenics' merger related transaction costs included in the historical operating results of Variagenics that were recorded by Nuvelo as part of the purchase price.


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